SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid_________________

  2) Form, Schedule or Registration Statement No.:_________________

  3) Filing Party:__________________

  4) Date Filed:_________________

                             [TEXT OF NEWSPAPER AD]

               A "Blue Ribbon Slate" for CNB [Photo of Blue Ribbon
                                             with "CNB" in the center]

            CNB Corporation Board Nominates Four Director Candidates


The Board of Directors of CNB Corporation (CNB) has nominated four long-time, prominent Horry County business leaders as its "Blue Ribbon Slate" of nominees for CNB's Board of Directors.

The Board urges shareholders to vote for William R. Benson, Paul R. Dusenbury, George Heyward Goldfinch, Jr., and M. Russell Holliday. This outstanding slate of candidates is the perfect blend of progress and tradition. Each candidate is steeped in our community and traditional values and also has outstanding financial skills and business experience. The Board believes that CNB can look forward to an exciting and successful future under their leadership.

          [Group picture in front of The Conway National Bank building]

From left to right, H. Buck Cutts, Chairman, CNB Corporation Board of Directors;
M. Russell Holliday; George Heyward Goldfinch, Jr.; William R. Benson; Paul R. Dusenbury; and R. Phil Hucks, President, CNB Corporation and The Conway National Bank

William R. Benson
Billy knows banking thoroughly. He's been a banker for 30 years and currently manages CNB's largest loan portfolio. A USC graduate, he also attended LSU's Graduate School of Banking of the South and American Bankers Association National Commercial Lending School. Billy's knowledge of banking is matched only by his knowledge of this region. A Conway native, he has led the Horry County United Way and Conway Rotary Club and currently serves as a Conway Hospital Trustee.

Paul R. Dusenbury
Paul's regulatory compliance and financial skills are substantial. A 24-year CNB veteran, Paul is currently CNB's Chief Financial Officer and Treasurer. Prior to coming to the bank, he served as a bank examiner for the Office of the Comptroller of the Currency, the regulator of national banks. Paul earned a financial management degree from Clemson University, served as Chair of the Conway Hospital and is a member of the Horry County Comprehensive Plan Steering Committee.

George Heyward Goldfinch, Jr.
George has led Goldfinch Funeral Services, Inc. and Hillcrest Cemetery for almost a decade. A longstanding CNB business customer, George would bring a unique customer perspective to the Board. George graduated from USC and has held leadership roles with the Conway Hospital Foundation, the Conway Chamber of Commerce and his Methodist church.

M. Russell Holliday
Russell boasts an extensive marketing and finance background, with experience ranging from registered stockbroker with Morgan Stanley to marketing for magazines such as Town and Country and Redbook. A Converse College graduate, Russell is currently president of Monroe Management, an asset management company, and is known for her contributions to health and education in our local area.

How to vote for these candidates
A record shareholder may simply sign, date and return the BLUE proxy form today. Or, cast your vote in person at the annual shareholders meeting on Tuesday, May 9, 2006, 5:30 p.m., at the Conway Banking Office of CNB, 1411 Fourth Ave., Conway, S.C.

Questions?
CNB shareholders may call Phil Hucks, President, at (843) 488-8444 or email phil.hucks@conwaynationalbank.com.

                      The
         CNB          Conway
                      National
                      Bank

         Serving Our Community Since 1903

                  Member FDIC


CNB Corporation security holders should read the Corporation's proxy statement because it contains important information. The proxy statement has been mailed to shareholders. Copies of the proxy statement and other relevant documents may also be obtained, free of charge, from the website of the Securities and Exchange Commission (www.sec.gov). The identity of participants in the solicitation of proxies on behalf of the Corporation's board of directors and a description of their direct or indirect interests, by securities holdings or otherwise, is contained in the Corporation's proxy statement.